Press Release
www.shire.com

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Shire plc

Shire Confirms Rejection of AbbVie Proposal

Dublin, Ireland – June 20, 2014 – Shire plc (“Shire” or the “Company”) (LSE: SHP, NASDAQ: SHPG) notes the announcement made by AbbVie Inc. (“AbbVie”) and confirms that on 30 May 2014, Shire received an unsolicited and highly conditional proposal from AbbVie (the “Proposal”) regarding a possible cash and share offer for Shire.  This Proposal has been rejected.

The Proposal comprised £20.44 in cash and 0.7988 AbbVie shares per Shire share. The Proposal involved a new US listed holding company with a UK tax domicile.

Based on AbbVie’s 30 day volume weighted average share price of US$54.10, the Proposal represents a value of £46.11 per Shire share (comprising 44% cash and 56% AbbVie shares).  The Proposal represents:

•	A premium of 23% to Shire’s share price of £37.38 on 19 June 2014 (the business day prior to this announcement); and

•	A premium of 30% to Shire’s 30 day volume weighted average share price of £35.43.

The Proposal follows two earlier proposals, which were also rejected. At AbbVie’s request, Shire met with AbbVie to enable AbbVie to explain key aspects of the Proposal.  Following this meeting, the Board of Shire decided unanimously to reject the Proposal on the basis that it fundamentally undervalued the Company and its prospects.

The Board also had concerns regarding the execution risks associated with the proposed inversion structure, as AbbVie would redomicile in the UK for tax purposes.

In particular, the Board of Shire believes:

•	The Proposal fundamentally undervalued Shire and its prospects as a leader in Rare Diseases and Specialty Markets

•	New management has achieved a step-change in Shire’s performance, resulting in significantly accelerated growth and increased shareholder returns over the last 12 months

•	Shire will more than double its 2013 annual product sales to US$10 billion by 2020

•	The Proposal would deny Shire shareholders the full benefits of Shire’s growth strategy

Susan Kilsby, Chairman of Shire, said: “Shire has a long track record of delivering for shareholders and addressing unmet patient needs.  Our high-performing management team and focused strategy are producing even stronger results, reflected in our recent top-line growth and increased profitability.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

With an expanded portfolio focused on high-growth opportunities, an efficient cost base and an enhanced innovative pipeline, we have put in place a platform for long-term value creation.  We believe that Shire has a strong independent future.

The Board believes the Proposal fundamentally undervalued Shire and its prospects and that as an independent company Shire’s focused growth strategy will continue to deliver significant shareholder value and patient benefits.”

Shareholders are strongly advised to take no action in relation to the Proposal.  There can be no certainty that any firm offer will be made, nor as to the terms on which any firm offer might be made.

This statement is being made by Shire without the prior agreement or approval of AbbVie.

Shire’s Strong Independent Prospects

The Board of Shire believes strongly that the Company has created a platform to deliver sustainable sales growth and superior patient outcomes.  The Board’s confidence is built upon the Company’s strong track record of growth and transformation under new management.

From 2008 to 2013, Shire’s product sales increased at a compound annual rate of 11.6% and Non GAAP diluted earnings per ADS grew at a compound annual rate of 14.7% over the same time frame(1).

New management has since sharpened strategic focus and improved operational discipline, achieving a step-change in Shire’s performance.  These initiatives have produced:

•	19% product sales growth from Q12013 to Q12014

•	Non GAAP EBITDA margin up eight percentage points over the last year from 37% (Q12013) to 45% (Q12014)(2)

•	Rare Diseases business unit growth to US$2 billion in product sales to become Shire’s largest business unit(3)

•	An innovative pipeline significantly strengthened with multiple late stage opportunities

•	Total shareholder returns, including reinvestment of dividends, of 99% from 2 May 2013 to 19 June 2014 (the business day prior to this announcement)

Shire has assembled the core elements required to drive innovation and generate superior returns over the long-term with an experienced and high-performing management team, enhanced capabilities and lean infrastructure, competitive operational and financial scale, and a portfolio focused on high-growth opportunities.  These elements are reflected in Shire’s Long Range Plan (“LRP”).

The LRP was updated as part of Shire’s normal annual planning cycle in September 2013 and was reviewed by the Board in October 2013.  A revised LRP was developed to reflect the acquisition of ViroPharma, the disposal of Dermagraft, the termination of the Vyvanse Major Depressive Disorder program, 2013 full year reported financial results and other events in 2014.  This revised LRP was reviewed by the Board most recently in June 2014.

The LRP underpins the Board’s confidence that Shire will deliver double-digit compound annual product sales growth from its current portfolio through 2020, more than doubling its 2013 annual product sales to US$10 billion.  Furthermore, the LRP does not include the potential upside from further accretive M&A.

(1)	On a US GAAP basis diluted earnings per ADS compound annual growth rate was 32.7% over the same 2008 to 2013 period.

(2)	The most directly comparable measure under US GAAP is net income, which was US$230 million in Q12014 (Q12013: $65 million).

(3)	Product sales of US$2 billion for the 2013 financial year on a pro forma basis including Cinryze product sales (which was acquired in January 2014).

Investor Call

The Company will be hosting an investor call on Monday, 23 June 2014.  Details of this call will be provided in due course.

Key Sources, Bases and Assumptions

The Shire forecasts and targets included in this announcement are derived from Shire’s LRP, business papers produced to support the LRP and Shire papers subsequently produced as part of the business planning process.

The forecast product sales targets in this announcement are consistent with the LRP for the period from 2014 to 2020, which is at constant exchange rates, and reflects net sales for each product and key line extensions currently identified as in Phase III, Phase II and those in (or soon to enter) Phase I included in the LRP as launching before the end of 2020.

The forecast product sales included in the LRP are risk-adjusted to reflect Shire’s assessment of the individual probability of launch of products in development, and the probability of success in further life cycle management trials.  Estimates for these probabilities are based on industry wide data for relevant clinical trials in the pharmaceutical industry at a similar stage of development.

For each pharmaceutical product, there is a range of possible outcomes from clinical development, driven by a number of variables, including safety, efficacy and product labelling.  In addition, if a product is approved, the effect of commercial factors including the patient population, the competitive environment, pricing and reimbursement is also uncertain.  As a result, the actual net sales achieved by a product over its commercial life will be different, perhaps materially so, from the risk adjusted net sales figures in this announcement and should be considered in this light.

Attention is drawn to the notice set out under the heading Forward-Looking Statements below.

Notes

The first proposal from AbbVie, received on 5 May 2014, comprised £16.23 in cash and 0.7680 AbbVie shares per Shire share, representing a value of £38.97 per Shire share (based on AbbVie’s 30 day volume weighted average share price of US$49.64).  The second proposal from AbbVie received on 13 May 2014, comprised £17.13 in cash and 0.7680 AbbVie shares per Shire share, representing a value of £39.96 per Shire share (based on AbbVie’s 30 day volume weighted average share price of US$50.05).  The Board of Shire unanimously rejected both proposals.

The value of the 5 May 2014 proposal of £38.97 is based on US$49.64 per AbbVie share (30 day volume weighted average share price to 2 May 2014 (the business day prior to the 5 May 2014 proposal being received)) and a GBP/US$ foreign exchange rate of 1/1.6761 (30 day average exchange rate to 2 May 2014).  US$49.64 per AbbVie share (30 day volume weighted average share price) is calculated using the price and volume of each AbbVie share trade between 3 April 2014 and 2 May 2014 as provided by Bloomberg.

The value of the 13 May 2014 proposal of £39.96 is based on US$50.05 per AbbVie share (30 day volume weighted average share price to 12 May 2014 (the business day prior to the 13 May 2014 proposal being received)) and a GBP/US$ foreign exchange rate of 1/1.6836 (30 day average exchange rate to 12 May 2014).  US$50.05 per AbbVie share (30 day volume weighted average share price) is calculated using the price and volume of each AbbVie share trade between 13 April 2014 and 12 May 2014 as provided by Bloomberg.

The 30 day volume weighted average share price value of the Proposal of £46.11 is based on US$54.10 per AbbVie share (30 day volume weighted average share price to 19 June 2014 (the business day prior to this announcement)) and a GBP/US$ foreign exchange rate of 1/1.6836 (30 day average exchange rate to 19 June 2014).  US$54.10 per AbbVie share (30 day volume weighted average share price) is calculated using the price and volume of each AbbVie share trade between 21 May 2014 and 19 June 2014 as provided by Bloomberg.

£37.38 per Shire share on 19 June 2014 (the business day prior to this announcement) is provided by the London Stock Exchange.

£35.43 per Shire share (30 day volume weighted average share price) is calculated using the price and volume of each Shire share trade between 21 May 2014 and 19 June 2014 as provided by the London Stock Exchange.

CONTACTS

Media enquiries

Shire
Jessica Mann	+44 1256 894 280
Stephanie Fagan	+1 201 572 9581

FTI Consulting (Media Adviser to the Company)
Andrew Lorenz (London)	+44 77 7564 1807
Ben Atwell (London)	+44 20 3727 1000
David B. Roady (New York)	+1 212 850 5600
Robert Stanislaro (New York)	+1 212 850 5600

Citi (Financial Adviser to the Company)
Christopher Hite	+1 212 816 1818
Jan Skarbek	+44 20 7986 4000

Evercore (Financial Adviser to the Company)
Francois Maisonrouge	+44 20 7653 6000
Edward Banks

Morgan Stanley (Financial Adviser to the Company)
Michele Colocci	+44 20 7425 8000
Colm Donlon
Peter Moorhouse (Corporate Broking)

A copy of this announcement will be available at www.Shire.com. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

We provide treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

Shire’s product sales from continuing operations have increased from US$2,754 million in the financial year to 31 December 2008 to US$4,757 million in the financial year to 31 December 2013, representing a five-year compound annual growth rate of 11.6%. Shire’s Non GAAP diluted earnings per ADS have increased from US$3.86 in the financial year to 31 December 2008 to US$7.66 in the financial year to 31 December 2013, representing a five-year compound annual growth rate of 14.7%.   Shire’s US GAAP diluted earnings per ADS have increased from US$0.86 in the financial year to 31 December 2008 to US$3.53 in the financial year to 31 December 2013, representing a five-year compound annual growth rate of 32.7%.

www.shire.com

RULE 2.10 REQUIREMENT

In accordance with Rule 2.10 of the Code, the Company confirms that as at close of business on 19 June 2014, its issued share capital consisted of 589,204,321 ordinary shares of 5 pence each, with ISIN Number JE00B2QKY057, which carry voting rights of one vote per share.

Shire has an American Depositary Share (“ADS”) programme for which Citibank, N.A. acts as Depositary.  One ADS represents three ordinary shares of 5 pence each, with ISIN Number US82481R1068.  The ADSs trade on the NASDAQ Global Select Market.

DISCLOSURE REQUIREMENTS OF THE TAKEOVER CODE (THE “CODE”)

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s).  An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified.  Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror.  A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8.  A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified.  If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

FURTHER INFORMATION

Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial adviser exclusively for Shire and no one else in connection with the matters referred to in this announcement and will not regard any other person as its client in relation to the matters referred to in this announcement and will not be responsible to anyone other than Shire for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the matters referred to in this announcement.

Morgan Stanley & Co. International plc, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Shire and no one else in connection with the matters referred to in this announcement.  In connection with such matters, Morgan Stanley & Co. International plc, its affiliates and its and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person other than Shire for providing the protections afforded to their clients or for providing advice in connection with the contents of this announcement or any other matter referred to herein.

Citigroup Global Markets Limited, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority, each in the United Kingdom, is acting as financial adviser to Shire and for no one else in connection with the matters set out in this announcement.  In connection with such matters, Citigroup Global Markets Limited, its affiliates and its and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Shire for providing the protections afforded to its clients or for providing advice in connection with the contents of this announcement or any matter referred to herein.

FORWARD - LOOKING STATEMENTS - "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included in this announcement that are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

•	Shire’s products may not be a commercial success;

•	revenues from ADDERALL XR are subject to generic erosion and revenues from INTUNIV will become subject to generic competition starting in December 2014;

•
the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payors in a timely manner for Shire’s products may impact future revenues, financial condition and results of operations;

•
Shire conducts its own manufacturing operations for certain of its Rare Diseases products and is reliant on third party contractors to manufacture other products and to provide goods and services. Some of Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire’s products may result in the Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•
the development, approval and manufacturing of Shire’s products is subject to extensive oversight by various regulatory agencies. Submission of an application for regulatory approval of any of Shire’s product candidates, such as Shire’s planned submission of a New Drug Application to the FDA for lifitegrast as a treatment for the signs and symptoms of dry eye disease in adults, may be delayed for any number of reasons and, once submitted, may be subjected to lengthy review and ultimately rejected. Moreover, regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•
the actions of certain customers could affect Shire's ability to sell or market products profitably.  Fluctuations in buying or distribution patterns by such customers can adversely impact Shire’s revenues, financial conditions or results of operations;

•
investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in the distraction of senior management, significant legal costs and the payment of substantial compensation or fines;

•
adverse outcomes in legal matters and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•
Shire faces intense competition for highly qualified personnel from other companies, academic institutions, government entities and other organizations. Shire is undergoing a corporate reorganization and the consequent uncertainty could adversely impact Shire’s ability to attract and/or retain the highly skilled personnel needed for Shire to meet its strategic objectives;

•	failure to achieve Shire’s strategic objectives with respect to the acquisition of ViroPharma Incorporated may adversely affect Shire’s financial condition and results of operations;

and other risks and uncertainties detailed from time to time in Shire’s filings with the US Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

NON GAAP MEASURES

▪	The announcement contains financial measures not prepared in accordance with US GAAP.

▪
These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of the Company’s performance to historical results and to competitors’ results. They should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

▪	The following items are excluded from these Non GAAP financial measures:

▪	Amortization and asset impairments:

▪	Intangible asset amortization and impairment charges; and

▪	Other than temporary impairment of investments.

▪	Acquisitions and integration activities:

▪	Upfront payments and milestones in respect of in-licensed and acquired products;

▪	Costs associated with acquisitions, including transaction costs, and fair value adjustments on contingent consideration and acquired inventory;

▪	Costs associated with the integration of companies; and

▪	Non-controlling interest in consolidated variable interest entities.

▪	Divestments, re-organizations and discontinued operations:

▪	Gains and losses on the sale of non-core assets;

▪	Costs associated with restructuring and re-organization activities;

▪	Termination costs; and

▪	Income / (losses) from discontinued operations.

▪	Legal and litigation costs:

▪	Net legal costs related to the settlement of litigation, government investigations and other disputes (excluding internal legal team costs).

▪	A reconciliation of these Non GAAP financial measures to the most directly comparable measure under US GAAP can be found within the Investor’s section on Shire’s website at www.Shire.com.

Non GAAP Financial Measures

Shire reports certain financial measures on a “Non GAAP” basis. These Non GAAP measures are not prepared in accordance with US GAAP.

Non GAAP measures exclude the effect of certain cash and non-cash items that Shire's management believes are not related to the core performance of Shire’s business, and are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive director.

Shire’s press release & presentation included within the Investor’s section of Shire’s website includes the following Non GAAP financial measures:

•	Non GAAP EBITDA margin as percentage of product sales;
•	Non GAAP EBITDA;
•	Compound annual growth rate (“CAGR”) in Non GAAP earnings per ADS over the period 2008-2013;
•	Non GAAP Cash Generation; and
•	Non GAAP Free Cash Flow.

Shire’s management believe that these Non GAAP financial measures provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

Where applicable the following items, including their tax effect, have been excluded when calculating the relevant Non GAAP financial measures:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:
•	Up-front payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
•	Costs associated with the integration of companies; and
•	Noncontrolling interests in consolidated variable interest entities.

Divestments, reorganizations and discontinued operations:
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and reorganization activities;
•	Termination costs; and
•	Income/(losses) from discontinued operations.

Legal and litigation costs:
•	Net legal costs related to the settlement of litigation, government investigations and other disputes (excluding internal legal team costs).

Depreciation, which is included in Cost of product sales, R&D and SG&A costs in our US GAAP results, has been separately disclosed for the presentation Non GAAP earnings.

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cash flow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Shire’s Non GAAP cost of product sales, Non GAAP R&D, and Non GAAP SG&A for Q1 2013 and Q1 2014, to the most directly comparable measure under US GAAP, can be found within Shire’s Q1 2014 earnings releases, in the Investors section of Shire’s website:

http://www.shire.com/shireplc/en/investors/presentations

Reconciliations of (a) Non GAAP EBITDA margin as percentage of product sales (b) Non GAAP EBITDA, (c) Non GAAP diluted earnings per ADS CAGR 2008-2013 and (d) Non GAAP Cash Generation and Non GAAP Free Cash Flow to the most directly comparable measures under US GAAP are included below.

(a)	Non GAAP EBITDA margin as percentage of product sales (Q1 2014 & Q1 2013)

The following table reconciles US GAAP Net Income to Non GAAP EBITDA for Q1 2014 and Q1 2013:

	For the Quarter Ended March 31,
	(US$ in millions)
	Q1 2014	Q1 2013
US GAAP Net income	230.4	64.8
(Deduct) / add back:
Loss from discontinued operations, net of tax	22.7	216.2
Equity in losses/(earnings) of equity method investees, net of taxes	0.6	(0.4)
Income taxes	50.6	71.4
Other (income)/expense, net	(4.7)	1.0
Interest expense	7.8	9.2
Interest income	(0.5)	(0.7)
US GAAP Operating income from continuing operations	306.9	361.5
Amortization	57.8	36.1
Depreciation	36.8	27.8
Asset impairments	166.0	7.1
Integration and acquisition costs	45.4	4.1
Divestments, reorganizations and discontinued operations	13.0	11.0
Legal and litigation costs	1.7	1.6
Non GAAP EBITDA	627.6	449.2
Depreciation	(36.8)	(27.8)
Non GAAP Operating income from continuing operations	590.8	421.4
Non GAAP EBITDA* as percentage of product sales	45%	37%
* Excluding royalties and other revenues

(b)	Non GAAP EBITDA (2008-2013)

The following table reconciles US GAAP Net Income to Non GAAP EBITDA:

	For the Year Ended December 31,
	(US$ in millions)
	2013	2012	2011	2010	2009	2008
US GAAP Net income	665.1	745.4	865.0	588.0	491.6	156.0
(Deduct) / add back:
Net loss attributable to noncontrolling interest in subsidiaries	-	-	-	-	(0.2)	(3.6)
Loss from discontinued operations net of tax	754.5	60.3	17.7	-	12.4	17.6
Equity in (earnings)/losses of equity method investees, net of taxes	(3.9)	(1.0)	(2.5)	(1.4)	0.7	(2.4)
Income taxes	277.9	203.1	236.9	182.7	138.5	98.0
Other expense/(income), net	3.9	2.2	(18.5)	(7.9)	(60.7)	32.9
Interest expense	38.1	38.2	39.1	35.1	39.8	139.0
Interest income	(2.1)	(3.0)	(1.9)	(2.4)	(1.9)	(25.5)
US GAAP Operating income from continuing operations	1,733.5	1,045.2	1,135.8	794.1	620.2	412.0
Amortization	152.0	153.6	145.0	133.5	136.9	126.2
Depreciation	127.6	109.0	119.5	93.5	93.0	77.2
Asset impairments	27.0	197.9	16.0	42.7	-	97.1
Integration and acquisition costs	(134.1)	36.5	0.1	53.0	51.0	273.4
Divestments, reorganizations and discontinued operations	72.3	(18.1)	41.6	48.2	81.3	49.4
Legal and litigation costs	9.0	94.1	-	-	-	-
Non GAAP EBITDA	1,987.3	1,618.2	1,458.0	1,165.0	982.4	1,035.3
Depreciation	(127.6)	(109.0)	(119.5)	(93.5)	(93.0)	(77.2)
Non GAAP Operating income from continuing operations	1,859.7	1,509.2	1,338.5	1,071.5	889.4	958.1

(c)	Non GAAP diluted earnings per ADS CAGR 2008-2013

Reconciliations of Non GAAP diluted earnings per ADS to the most directly comparable measure under US GAAP can be found within Shire’s full year 2013 and 2008 earnings releases, within the Investors section of Shire’s website:

http://www.shire.com/shireplc/en/investors/presentations

The following table outlines US GAAP diluted earnings per ADS and Non GAAP diluted earnings per ADS used to compute the CAGR for the period 2008-2013.

Non GAAP diluted earnings per ADS CAGR (%)

2008-2013	2008	2013	CAGR 08-13
Non GAAP diluted earnings per ADS	3.86	7.66	14.7%
US GAAP diluted earnings per ADS	0.86	3.53	32.7%

(d)	Non GAAP Cash Generation and Non GAAP Free Cash Flow

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation and Non GAAP free cash flow.

For the 12 months ended March 31,
2014
$'M

Non GAAP cash generation	1,855
Tax and interest payments, net	(306)
US GAAP Net cash provided by operating activities	1,549
Capital expenditure	(125)
Non GAAP free cash flow	1,424